UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007 (December 11, 2007)

TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31679	84-1482290
(State of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)

(303) 565-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, Teton Energy Corporation (the “Company”) appointed Lonnie Brock as Executive Vice President and Chief Financial Officer of the Company, replacing William P. Brand, who has been serving as Interim Chief Financial Officer since September 1, 2007. This appointment is effective January 1, 2008. Mr. Brock also will be responsible for all treasury and administrative functions, as well as Investor Relations coordination. Mr. Brand will continue to serve as Controller and Chief Accounting Officer, positions he has held since December 2006.

From 2006 until he joined the Company, Mr. Brock, age 57, was the Chief Financial Officer of Double Eagle Petroleum Company (NASDAQ-GS: DBLE), an oil and gas exploration and development company located in Denver, Colorado. From 1996 to 2005, Mr. Brock owned and managed a photography business in Scottsdale, Arizona, which specialized in fine art photography sales, nature photography workshops and article and image publishing. From 1994 to 1995, Mr. Brock was Senior Vice President of Acquisitions and Finance for Gerrity Oil & Gas Corporation in Denver, Colorado, where he successfully completed a $100 million dollar public debt offering. From 1985 to 1993, Mr. Brock served with Western Gas Resources in Denver, Colorado in a number of positions of increasing responsibility beginning as Controller, followed by Vice President of Finance and eventually Chief Financial and Administrative Officer. With his participation, Western Gas completed numerous financings of varying types, and successfully completed five major acquisitions. Mr. Brock received a Bachelor of Science in Accounting from Eastern Illinois University and is a Certified Public Accountant in the State of Wisconsin.

On December 11, 2007, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Brock, effective as of January 1, 2008 (the “Effective Date”). The Agreement is for a term of two years from the Effective Date, and is automatically renewable for successive two-year periods unless terminated by Mr. Brock or us. Mr. Brock will receive a yearly base salary of $205,000 and is eligible for a performance-based cash bonus of up to 100% of his base salary in any fiscal year. In addition, Mr. Brock is entitled to participate in all of the Company’s equity-based compensation plans, which currently consist of the Company’s 2005 Long-Term Incentive Plan. Mr. Brock also will be entitled to 20,000 restricted shares of our common stock, which vest equally over a three-year period. The vesting period for these shares begins on January 1, 2008. Additionally, Mr. Brock is entitled to 12 months severance in the event his employment is terminated without cause or he is terminated under circumstances related to a change in control of the Company. A copy of the Agreement is attached hereto as Exhibit 10.1.

The Company announced Mr. Brock’s appointment by press release on December 12, 2007, a copy of which is attached hereto as Exhibit 99.1.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(a)      Not applicable.
(b)      Not applicable.
(c)      Not applicable.
(d)      Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between the Company and Lonnie Brock, effective as of January 1, 2008
99.1	Press Release of the Company dated December 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: December 12, 2007	TETON ENERGY CORPORATION

	By:	/s/ Karl F. Arleth
Karl F. Arleth
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between the Company and Lonnie Brock, effective as of January 1, 2008
99.1	Press Release of the Company dated December 12, 2007